Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

MediciNova, Inc.

La Jolla, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (Nos. 333-252592, 333-233201 and 333-208274) and Form S-8 (Nos. 333-232239, 333-219491, 333-190490, 333-151808, 333-141694 and 333-122665) of MediciNova, Inc. of our report dated February 16, 2022, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

San Diego, California

February 16, 2022